Cycle Country Schedules Release of Fiscal First Quarter 2006
Results
Conference Call Scheduled

Milford, IA. - February 7, 2006 - Cycle Country Accessories Corp. (AMEX:ATC), the recognized leader in developing and manufacturing a variety of products for the all terrain vehicle (ATV), garden tractors, and golf carts, today announced it will release fiscal first quarter 2006 results at the close of business on Monday, February 13, 2006. The complete 10-QSB filing will be available at www.sec.gov.

A conference call to discuss the results has been scheduled for Wednesday, February 15, 2006 at 10:00 a.m. EST. Those wishing to participate in the call may do so by dialing 1-888-560-2044 or 1-973-582-2822 at approximately 10 minutes prior to the event and ask for the Cycle Country Accessories Corp. Fiscal First Quarter 2006 call. The call will be heard live via the Internet by visiting the Cycle Country web site at www.cyclecountry.com. In addition, a replay of the presentation will be posted on the web site after the call.

About Cycle Country Accessories Corporation
Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's). Cycle Country also produces accessories for the lawn and garden market through its subsidiary, Weekend Warrior and makes high performance oil filters for the motorsports industry through its wholly owned subsidiary, Perf-Form. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country, Spencer, providing metal fabrication.

www.cyclecountry.com 						www.perf-
form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".

Contact:
Magellan Financial Media Group
Mark Gilbert, Investor Relations Manager 317-867-2839